Exhibit 21.1
Exterran Partners, L.P. and Subsidiaries
Company Listing as of December 31, 2008

Company	Ownership	Incorporation

EXLP Leasing LLC	Wholly owned	Delaware

EXLP Operating LLC	Wholly owned	Delaware